                                                              EXHIBIT 10(r)(iv)

                               SUPPORT AGREEMENT


                 THIS SUPPORT AGREEMENT ("Agreement") is executed as of this 29th day of August, 1996 by LCI International, Inc., a Delaware corporation ("Parent") in favor of LCI SPC I, Inc., a Delaware corporation (the "Transferor") (the Transferor and its respective successors and assigns are referred to herein as the "SPC Parties").


                             PRELIMINARY STATEMENTS

                 1. The Transferor and LCI International Telecom Corp., a Delaware corporation (in its individual capacity, being "LCI")(LCI and any other Person that becomes a party to the RPA referred to below as a "Seller" being collectively, the "Sellers" and each individually, a "Seller") have executed that certain Receivables Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "RPA") pursuant to which the Transferor may, from time to time, purchase Receivables from the Sellers.

                 2. The Transferor, LCI International Telecom Corp., a Delaware corporation, as the initial collection agent (in such capacity, the "Collection Agent"), Enterprise Funding Corporation, a Delaware corporation (the "Company"), NationsBank, N.A. (the "Agent"), and the "Bank Investors" have entered into that certain Transfer and Administration Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "TAA") pursuant to which the Company and/or the Bank Investors may from time to time purchase percentage interests in the Transferor's Receivables, including those Receivables purchased by the Transferor from the Sellers pursuant to the RPA.

                 3. It is a condition precedent to the initial Purchase by the Transferor under the RPA, and the initial Transfer under (and as such term is defined in) the TAA that Parent execute this Agreement and deliver it to the SPC Parties.

                 4. It is intended by the parties hereto that this Agreement not create any recourse against the Sellers or Parent for the payment of any uncollectible Receivable for which the Sellers (or any of them) would not otherwise be liable under the RPA.

                 In consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1. Definitions. Unless otherwise defined in this Agreement, all defined terms used in this Agreement, including the Preliminary Statements hereof, shall have the meanings ascribed to such terms in the RPA.


                                   ARTICLE II

                         PERFORMANCE SUPPORT OBLIGATION

                 Section 2.01. Performance Support Obligation. Parent hereby unconditionally and irrevocably guarantees for the benefit of each of the SPC Parties, the due and punctual performance, observance and payment by each of the Sellers and its respective successors and assigns of all of the terms, covenants, conditions, agreements, undertakings, indemnities and obligations (whether individually or as the Collection Agent, the Sub-Collection Agent or otherwise) to be paid, performed or observed by such Seller under the RPA, including, without limitation, under Articles II, V, VI and VII and Sections 8.05, 8.06 and 8.09 thereof (all such terms, covenants, conditions, agreements, undertakings and obligations collectively called the "Sellers' Obligations"). In the event that any of the Sellers shall fail in any manner whatsoever to perform, observe, or pay any of the Sellers' Obligations when the same shall be required to be performed, observed or paid, then Parent will itself duly and punctually perform, observe and pay, or cause to be duly and punctually performed, observed or paid such Sellers' Obligations, and it shall not be a condition to the accrual of the obligation of Parent hereunder to perform, observe or pay any of the Sellers' Obligations (or to cause the same to be performed, observed or paid) that the SPC Parties shall have first made any request of or demand upon or given any notice to Parent or to the Sellers or their respective successors and assigns or have initiated any action or proceeding against Parent or the Sellers or any of their respective successors and assigns in respect thereof. The SPC Parties may proceed to enforce the obligations of Parent under this Section 2.01 without first pursuing or exhausting any right or remedy which the SPC Parties may have against the Sellers (or any of them), any other Person, the Receivables or any other property. The SPC Parties hereby acknowledge that the Sellers' Obligations do not (i) include any obligation of the Sellers to repurchase the Receivables acquired by the Transferor under the RPA, except as described in Section 2.03(b) of the RPA or (ii) create recourse against the Sellers or Parent for the payment of any Receivable which is uncollectible




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as a result of the lack of creditworthiness of the Obligor thereon, except to the extent otherwise provided in the RPA.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 3.01. Representations and Warranties of Parent. Parent hereby represents and warrants, until this Agreement is terminated pursuant to Section 5.06, as follows:

                 (i) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a material affect on its ability to perform its obligations hereunder.

                 (ii) The execution, delivery and performance by Parent of this Agreement, and the transactions contemplated hereby, are within Parent's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (A) Parent's charter or by-laws, (B) any material law, rule or regulation applicable to Parent, (C) any material contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on Parent or its property or (D) any order, writ, judgment, award, injunction or decree binding on Parent or its property, except to the extent that a contravention as described in clauses (B), (C) or (D) would not materially adversely affect Parent's ability to perform its obligations hereunder, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.

                 (iii) The audited consolidated and the unaudited consolidating balance sheets of the Parent and its consolidated Subsidiaries, in each case, dated as of December 31, 1995, and the consolidated and unconsolidated statements of income, cash flows and changes in financial position relating thereto for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of each such Persons as at such date and the results of the operations and cash flows of each such Person for the period ended on such date, all in accordance with generally accepted accounting principles





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
         consistently applied. Since December 31, 1995, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Parent, any of the Sellers or any of the foregoing's respective Subsidiaries.

                 (iv) This Agreement has been duly executed and delivered on behalf of Parent and constitutes the legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

                 (v) Parent is the direct or indirect owner of one hundred percent of the issued and outstanding capital stock of each of the Sellers and the Transferor.


                                   ARTICLE IV

                                   COVENANTS

                 SECTION 4.01. Affirmative Covenants of Parent. During the term of this Agreement, unless the Transferor shall otherwise consent in writing:

                          (a)  Financial Reporting.  Parent covenants and
agrees that, until this Agreement is terminated pursuant to Section 5.06, Parent shall maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                               (i)  Annual Reporting.  Within ninety
         (90) days after the close of each Fiscal Year, audited financial statements, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for itself and its its consolidated Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted auditing principles and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.





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                               (ii)  Quarterly Reporting.  Within
         forty-five (45) days after the close of the first three quarterly periods of each of Fiscal Year, for itself and its consolidated Subsidiaries, in each case, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

                               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Parent's chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Parent and its Subsidiaries, respectively and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 7.1(r) of the TAA applicable to such Person.

                               (iv)  Shareholders Statements and
         Reports. Promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

                               (v)   S.E.C. Filings.  Promptly upon the
         filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent files with the Securities and Exchange Commission.

                               (vi)  Change in Debt Ratings.  Within
         five (5) days after the date of any change in the Parent's public or private debt ratings, if any, written notice of such change and such Person's credit rating after giving effect to such change.

                               (vii)  Other Information.  Such other
         information (including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Parent, any of the Sellers, the Transferor or any Subsidiary of any of the foregoing.





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                          (b)   Compliance with Laws.  Parent will comply
with all the laws, rules, regulations, orders, writs, judgments, injunctions, decrees, awards, licenses and authorizations (including without limitation, FCC Licenses and PUC Authorizations) to which it or its respective properties may be subject.

                          (c)  Merger Restrictions.  Parent covenants and
agrees that, until this Agreement is terminated pursuant to Section 5.06, Parent shall not merge or consolidate with any Person unless (i) Parent shall be the surviving entity of any such merger or consolidation, (ii) such surviving entity expressly assumes the obligations of Parent hereunder, (iii) such merger or consolidation does not materially adversely affect Parent's ability to perform hereunder, or (iv) no Termination Event or Potential Termination Event shall occur as a result thereof.


                                   ARTICLE V

                                 MISCELLANEOUS

                 SECTION 5.01. Validity of Obligations. Parent agrees that its obligations under this Agreement shall be unconditional, irrespective of
(i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Sellers' Obligations, any of the Receivables, the TAA or the RPA, (ii) the absence of any attempt to collect any Receivable from the Obligors related thereto or any guarantor, or to collect the Sellers' Obligations from any applicable Seller or any other Person, (iii) any law, regulation or order of any jurisdiction affecting any term of any of the Sellers' Obligations, any Receivable, or the rights of any of the SPC Parties with respect thereto, (iv) the failure by any of the SPC Parties to take any steps to perfect and maintain perfected its respective interest in any Receivable or other property acquired by any of the SPC Parties from the Sellers or in any security or collateral related to the Sellers' Obligations, (v) any exchange or release of any Receivable or other property acquired by the SPC Parties from the Sellers, (vi) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by Parent or (vii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a default available to, or a discharge of the Sellers or Parent, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above. Parent





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
further agrees that its obligations under this Agreement shall not be limited by any valuation, estimation or disallowance made in connection with any proceedings involving the Sellers filed under the Bankruptcy Code, whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof. Parent further agrees that none of the SPC Parties shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Sellers' Obligations. Parent further agrees that, to the extent that any Seller makes a payment or payments to any of the SPC Parties, which payment or payments (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Sellers, their estates, trustees or receivers or any other party, including, without limitation, Parent, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Sellers' Obligation or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Parent waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement. Parent's obligations under this Agreement shall not be limited if the SPC Parties are precluded for any reason (including without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Sellers' Obligations, and Parent shall pay to the SPC Parties, upon demand, the amount of the Sellers' Obligations that would otherwise have been due and payable had such rights and remedies been permitted to be exercised.

                 SECTION 5.02.  Irrevocability.

                          (a)     Parent agrees that its obligations under this
Agreement shall be irrevocable and unconditional, notwithstanding any amendment, restatement, supplement or other modification to any other Transaction Document.

                          (b)     Parent hereby waives notice and consent of
any such amendment, restatement, supplement or modification (other than with respect to any such agreement to which it is a party), and shall be deemed upon each and every such amendment, restatement, supplement or modification (i) to have ratified and confirmed this Agreement and all of its obligations hereunder (after giving effect to such amendments, restatements, supplements or modifications) and (ii) to have acknowledged and agreed that this Agreement and all of its obligations hereunder (after giving effect to such amendments, restatements, supplements or modifications) shall continue in full force and effect as against such person.





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                          (c)     In the event that under applicable law
(notwithstanding Parent's agreement regarding the irrevocable nature of its obligations hereunder), Parent shall have the right to revoke this Agreement, this Agreement shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by Parent is actually received by the Transferor at its address set forth on the signature page hereto (or as may otherwise be notified to the transferor by Parent). Any such revocation shall not affect the right of any of the SPC Parties to enforce their respective rights under this Agreement with respect to (i) any Seller Obligation (including any Seller Obligation that is contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by the Transferor or (ii) any receivable which was a Receivable on the date the aforementioned revocation was received by the Transferor. If any of the SPC Parties acquire Receivables or take other action in reliance on this Agreement after any such revocation by Parent but prior to the receipt by the Transferor of said written notice, the rights of the SPC Parties with respect thereto shall be the same as if such revocation had not occurred. Without limiting the foregoing, this Agreement may not be revoked at any time on or after the Termination Date.

                 SECTION 5.03. Waiver. Parent hereby waives promptness, diligence, notice of acceptance, notice of default by the Sellers, notice of the incurrence of any Seller Obligation and any other notice with respect to any of the Sellers' Obligations, this Agreement, the TAA, the RPA, and/or any other document related thereto and any requirement that the SPC Parties exhaust any right or take any action against the Sellers, any other Person or any property. Parent warrants to the SPC Parties that it has adequate means to obtain from the Sellers on a continuing basis, all information concerning the financial condition of the Sellers and the collectibility of the Receivables, and that it is not relying on any of the SPC Parties to provide such information either now or in the future.

                 SECTION 5.04. Subrogation. Parent will not exercise or assert any rights which it may acquire by way of subrogation under this Agreement unless and until all of the Sellers' Obligations shall have been paid and performed in full and the Termination Date shall have occurred under the RPA. If any payment shall be made to Parent on account of any subrogation rights at any time prior to the occurrence of the events described in the preceding sentence, each and every amount so paid will be held in trust for the benefit of the SPC Parties and forthwith be paid to the Transferor to be credited and applied to the Sellers' Obligations to the extent then unsatisfied, in accordance with the terms of the RPA or any document delivered in connection therewith.





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                 SECTION 5.05   Costs and Expenses.  Parent shall pay all
reasonable costs and expenses including, without limitation, all court costs and reasonable attorneys' fees and expenses paid or incurred by any of the SPC Parties in connection with (a) the collection of all or any part of the obligations of Parent hereunder or (b) the enforcement of any term or provision of this Agreement.

                 SECTION 5.06. Binding Effect; Assignability. This Agreement shall be binding upon Parent and upon the successors and assigns of Parent and shall inure to the benefit of the respective successors and assigns of the SPC Parties; all references herein to Parent and to the Sellers shall be deemed to include their respective successors and assigns, such successors and assigns to include, without limitation, a receiver, trustee or debtor-in-possession of or for any such Person. Parent may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Transferor. Any of the SPC Parties may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Parent. Parent agrees that any assignee of the Transferor (to the extent of its interest so assigned) shall have the right to enforce this Agreement and to exercise directly all of the SPC Parties' rights and remedies under this Agreement, and Parent agrees to cooperate fully with any such assignee in the exercise of such rights and remedies. All references to the singular shall be deemed to include the plural where the context so requires.

                 SECTION 5.07. Termination. This Agreement shall terminate after the later to occur of (i) the date on which all the Sellers' Obligations are fully and indefeasibly paid and/or performed in full in cash, and (ii) the Termination Date under the RPA; provided, however, that if any payment in respect of any Seller's Obligation is rescinded, set aside and/or required to be repaid or returned to the Seller or Parent, whether as a fraudulent conveyance, preference, or otherwise, such Seller's Obligation and the rights and remedies of the SPC Parties under this Agreement shall be reinstated and revived, and this Agreement shall be deemed to be in full force and effect until such Seller's Obligation and all other Sellers' Obligations are fully and indefeasibly paid and/or performed in full, in cash.

                 SECTION 5.08. Integration; Conditions. This Agreement contains a final and complete integration of all prior expressions of the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. No course of dealing, course of performance or trade usage and no parol evidence shall be used to supplement or modify any term hereof. This Agreement is fully effective as of the date set forth above.





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                 SECTION 5.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                 WAIVER OF JURY TRIAL.

                 (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. PARENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. PARENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 5.09 SHALL AFFECT THE RIGHT OF THE COMPANY, ANY BANK INVESTOR, THE AGENT OR THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST PARENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                 (ii) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                 SECTION 5.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 SECTION 5.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                 SECTION 5.12     No Proceeding.

                      (a) No Bankruptcy Petition Against the Company. Parent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person





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in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                      (b)     No Bankruptcy Petition Against the
Transferor. Parent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the amounts owing under the TAA, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                 The provisions of this SECTION 5.12 shall survive the termination of this Agreement.





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                 IN WITNESS WHEREOF, this Agreement has been duly executed by
Parent as of the day and year first above written.


                                    LCI INTERNATIONAL, INC.


                                    By  /s/ JOHN J. DILLON
                                      --------------------------
                                    Name:  John J. Dillon
                                    Title:  Vice President - Finance
                                            and Treasurer

                                    8180 Greensboro Drive
                                    Suite 900
                                    McLean, Virginia  22102
                                    Attn.:   John J. Dillon
                                            ----------------
                                    Telecopy:  (703) 918-4660
                                                ---  --- -----
                                    Telephone:  (703) 848-4490
                                                 ---  --- ----

Acknowledged and accepted
as of the date and year first
above written


LCI SPC I, INC.


By  /s/ JOHN J. DILLON
  -------------------------------
Name:  John J. Dillon
Title:  Vice President
8180 Greensboro Drive
Suite 900
McLean, Virginia  22102
Attn.:   Karen Perry
        ----------------
Telecopy:  (   )    -
            ---  --- -----
Telephone:  (   )    -
             ---  --- ----